EXHIBIT A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common shares, par value $1.00 per share, of PartnerRe Ltd., and that this Joint Filing Agreement be included as an Exhibit to such joint filing.

This Joint Filing Agreement may be executed in one or more counterparts, and each such counterpart shall be an original but all of which, taken together, shall constitute but one and the same agreement.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of this 13th day of October 2009.

Trident III, L.P.

By:	Stone Point Capital LLC, as manager

	By:	/s/ David Wermuth
Name: David Wermuth
Title: Principal

Trident III Professionals Fund, L.P.

By:	Stone Point Capital LLC, as manager

	By:	/s/ David Wermuth
Name: David Wermuth
Title: Principal

Trident Capital III, L.P.

By:	DW Trident GP, LLC, a general partner

By:	/s/ David Wermuth
Name: David Wermuth
Title: Sole Member

Stone Point GP Ltd.

By:	/s/ David Wermuth
Name: David Wermuth
Title: Director

Stone Point Capital LLC

By:	/s/ David Wermuth
Name: David Wermuth
Title: Principal